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                        [COOLEY GODWARD LLP LETTERHEAD]

                                                               EXHIBIT 5.1


                               ATTORNEYS AT LAW            San Francisco, CA
                                                           415 693-2000

                               4365 Executive Drive        Palo Alto, CA
                               Suite 1200                  415 843-5000
                               San Diego, CA
                               92121-2128                  Menlo Park, CA
                               MAIN: 619 550-6000          415 843-5000
                               FAX:  619 453-3555
                                                           Boulder, CO
                                                           303 546-4000

                                                           Denver, CO
                               WEB http://www.cooley.com   303 606-4800



                               THOMAS A. COLL
July 24, 1997                  Direct: (619) 550-6013
                               Internet: collta@cooley.com



QUALCOMM Incorporated
6455 Lusk Boulevard
San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by QUALCOMM Incorporated, (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 5,400,000 additional shares of the Company's Common Stock, $.0001 par value, pursuant to its 1991 Stock Option Plan, as amended (the "Plan").

In connection with this opinion, we have examined the Registration Statement, your Restated Certificate of Incorporation and By-laws, each as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the shares described above, when sold and issued in accordance with the Plan and Registration Statement, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

/s/ Thomas A. Coll

Thomas A. Coll